    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1996



                                                      REGISTRATION NO. 333-08787

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          NICHOLS RESEARCH CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                      DELAWARE                                              63-0713665
  (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                    ORGANIZATION)                            (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            ------------------------
                          4040 SOUTH MEMORIAL PARKWAY

                           HUNTSVILLE, ALABAMA 35802
                                 (205) 883-1140
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                            ------------------------

                                CHRIS H. HORGEN

                          4040 SOUTH MEMORIAL PARKWAY
                           HUNTSVILLE, ALABAMA 35802
                                 (205) 883-1140
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                    JOHN R. WYNN                                       JOHN D. CAPERS, JR.
          LANIER FORD SHAVER & PAYNE, P.C.                               KING & SPALDING
                   P.O. BOX 2087                                       191 PEACHTREE STREET
             HUNTSVILLE, ALABAMA 35804                             ATLANTA, GEORGIA 30303-1763

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


- ----------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM  PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE    OFFERING PRICE  AGGREGATE OFFERING    AMOUNT OF
              TO BE REGISTERED               REGISTERED(1)     PER UNIT(2)         PRICE(2)     REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share......    1,150,000         $29.00         $33,350,000       $11,500(3)
- ----------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------


(1) Includes 150,000 shares which the Underwriters have an option to purchase solely to cover over-allotments, if any.

(2) Based solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1993.


(3) Previously paid.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered are:


    SEC Filing Fee............................................................  $ 11,500
    NASD Filing Fee...........................................................     3,835
    Nasdaq Listing Fee........................................................    17,500
    Accounting Fees...........................................................    50,000
    Blue Sky Fees and Expenses................................................    15,000
    Legal Fees and Expenses...................................................    70,000
    Transfer Agent's Fees and Expenses........................................     1,500
    Printing and Engraving Expenses...........................................   100,000
    Miscellaneous.............................................................    30,665
                                                                                 -------
              Total...........................................................  $300,000
                                                                                 =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits indemnification by the Company of any director, officer, employee or agent of the Company or person who is serving or was serving at the Company's request as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any threatened, pending or completed action (whether civil, criminal, administrative or investigative), to which he is or may be a party by reason of having been such director, officer, employee or agent, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The Company also has the power under Section 145 to indemnify persons set forth above from threatened, pending or completed actions or suits by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification can be made with regard to any claim, issue or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court) must be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standards of conduct. The determination must be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, or if a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent counsel in a written opinion, or by the stockholders. The Company may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case, upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized by law.

     Article Nine of the Company's By-laws provides for indemnification of the Company's directors, officers, employees or agents to the extent permitted by
Section 145 of the Delaware General Corporation Law. Article Nine of the Company's By-laws further provides that the Company may purchase and maintain insurance on behalf of those persons described above as eligible for indemnification for liability arising out of such person's duties or status with the Company whether or not indemnification in respect of such liability would be permissible.

     The Company has in effect an officers and directors liability insurance policy with Royal Insurance Company. The policy provides indemnity to the directors and officers of the Company for loss arising from any claim by reason of a wrongful act where there is no corporate indemnification. The insurance provides for the Company to be reimbursed for any indemnification it may be required by statute or the Company's By-laws to make to any of its directors and officers in connection with a claim by reason of a wrongful act. Pursuant to exclusions, the policy covers negligent acts, errors, omissions or breach of duty by a director or officer. The principal exclusions from coverage include the following: (i) claims involving violations of Section 16(b) of the Securities Exchange Act of 1934; (ii) dishonest acts; and (iii) libel, slander, or non-monetary damages. The policy has no deductible amount per director or officer for each loss. A $500,000 deductible self-insurance retention applies to the Company. The limit of liability under the policy is $5,000,000 in the aggregate annually in excess of deductibles and participations.

ITEM 16.  EXHIBITS


 EXHIBIT
 NUMBER                                        DESCRIPTION
- ---------  -----------------------------------------------------------------------------------
 1.1       Form of Underwriting Agreement
 2.1       Stock Purchase Option Agreement dated December 16, 1994, among Registrant, TXEN,
           Inc., and the shareholders of TXEN, Inc. (incorporated by reference to the
           Company's Annual Report on Form 10-K for the year ended August 31, 1995)
 2.2       Stock Purchase Agreement dated May 31, 1996, between Registrant and the shareholders of Advanced Marine Enterprises, Inc. (incorporated by reference to the
           Company's Current Report on Form 8-K dated May 31, 1996)
 3.1*      Registrant's Certificate of Incorporation, as amended by Articles of Amendment
 5.1       Opinion and Consent of Lanier Ford Shaver & Payne, P.C.
23.1*      Consent of Ernst & Young LLP, independent auditors
23.2       Consent of Lanier Ford Shaver & Payne, P.C. (included in Exhibit 5.1)
24.1*      Power of Attorney (included on page II-4)
99.1*      Amendment Number One to Stock Purchase Option Agreement among Registrant, TXEN,
           Inc. and the shareholders of TXEN, Inc. dated July 16, 1996
99.2*      Amendment Number One to Convertible Stock Purchase Agreement between Registrant and
           TXEN, Inc. dated July 16, 1996


- ---------------

* Previously filed.


ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

          (2) for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 13, 1996.


                                          NICHOLS RESEARCH CORPORATION

                                          By:           CHRIS H. HORGEN
                                            ------------------------------------
                                                      Chris H. Horgen
                                                Chief Executive Officer and
                                                   Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURES                              TITLE                      DATE
- ------------------------------------------  ------------------------------  -------------------
             CHRIS H. HORGEN                Chief Executive Officer and         August 13, 1996
- ------------------------------------------    Chairman of the Board
             Chris H. Horgen                  (Principal Executive
                                              Officer)

                        *                   President, Chief Operating          August 13, 1996
- ------------------------------------------    Officer and Director
             Michael J. Mruz

                        *                   Corporate Vice President,           August 13, 1996
- ------------------------------------------    Chief Administrative
             Patsy L. Hattox                  Officer, Secretary and
                                              Director

                        *                   Senior Vice President and Vice      August 13, 1996
- ------------------------------------------    Chairman of the Board
              Roy J. Nichols

                        *                   Director                            August 13, 1996
- ------------------------------------------
            Roger P. Heinisch

                SIGNATURES                              TITLE                      DATE
- ------------------------------------------  ------------------------------  -------------------
                        *                   Director                            August 13, 1996
- ------------------------------------------
               John R. Wynn

                        *                   Director                            August 13, 1996
- ------------------------------------------
             William E. Odom

                        *                   Director                            August 13, 1996
- ------------------------------------------
          James R. Thompson, Jr.

                        *                   Director                            August 13, 1996
- ------------------------------------------
              Phil E. DePoy

                        *                   Director                            August 13, 1996
- ------------------------------------------
             Robert W. Hager

                        *                   Vice President, Chief               August 13, 1996
- ------------------------------------------    Financial Officer and
             Allen E. Dillard                 Corporate Treasurer
                                              (Principal Financial and
                                              Accounting Officer)

*By:            CHRIS H. HORGEN
    --------------------------------------
        Chris H. Horgen
        Attorney-in-Fact